As filed with the Securities and Exchange Commission on May 31, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

WRIGHT MEDICAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	13-4088127
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5677 Airline Road

Arlington, Tennessee 38002

(Address of principal executive offices, including zip code)

Stock options granted under BioMimetic Therapeutic, Inc.’s 2001 Long-Term Stock Incentive Plan, as amended and

BioMimetic Therapeutic, Inc.’s 2012 Equity Incentive Plan and asumed by the Registrant

(Full title of the plans)

Robert J. Palmisano

Chief Executive Officer

Wright Medical Group, Inc.

5677 Airline Road

Arlington, Tennessee 38002

(901) 867-9971

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

12235 El Camino Real

San Diego, California 92103-3002

(858) 350-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $.01 per value per share, to be issued under BioMimetic Therapeutic, Inc.’s 2001 Long-Term Stock Incentive Plan, as amended (the “2001 BioMimetic Plan”)	755,303(2)	$19.63(3)	$14,826,597.89	$2,022.35
Common stock, $.01 per value per share, to be issued under BioMimetic Therapeutic, Inc.’s 2012 Equity Incentive Plan, as amended (the “2012 BioMimetic Plan” and with the 2001 BioMimetic Plan, the “BioMimetic Plans”)	41,736(2)	$3.99(3)	$166,526.64	$22.71
TOTAL:			$14,993,124.53	$2,045.06

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the BioMimetic Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Pursuant to the Agreement and Plan of Merger, dated as of November 19, 2012, by and among BioMimetic Therapeutics, Inc. (“BioMimetic”), Wright Medical Group, Inc. (the “Registrant”), Achilles Merger Subsidiary, Inc. and Achilles Acquisition Subsidiary, LLC (the “Merger Agreement”), the Registrant assumed certain outstanding options to purchase common stock of BioMimetic under the BioMimetic Plans and such options became exercisable to purchase shares of the Registrant’s common stock, subject to appropriate adjustments to the number of shares and the exercise price of each such option.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of options outstanding under the BioMimetic Plans and assumed by the Registrant.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of Wright Medical Group, Inc. (the “Registrant”) filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above (other than the portions of these documents not deemed to be filed); and (iii) the description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (other than the portions of these documents not deemed to be filed), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (“GCL”) provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

Section 102(b) of the GCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit a director’s liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) of the GCL provides that no such limitation of liability may affect a director’s liability with respect to any of the following: (i) breaches of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the GCL; or (iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

The Registrant’s Fourth Amended and Restated Certificate of Incorporation, as amended, provides that the Registrant shall indemnify to the fullest extent authorized or permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any action, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, or employee or agent of the Registrant, or is or was serving at the request of the Registrant in a similar capacity or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and had no reasonable cause to believe his or her conduct was unlawful. However, each director will continue to be subject to liability for any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders and for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law or, if in failing to act, the director shall have acted in a manner involving intentional misconduct or a knowing violation of the law, or for any transaction in which the director derived an improper personal benefit. Expenses incurred in defending a civil or criminal action shall (in the case of any action involving a director of the Registrant) or may (in the case of any action involving an officer, trustee, employee or agent) be paid by the Registrant in advance of the final disposition of such action as authorized by the board of directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she in not entitled to be indemnified by the Registrant.

The Registrant’s Second Amended and Restated Bylaws provide that the Registrant will indemnify any and all of the Registrant’s directors and officers, including former directors and officers, including those serving as officer or director of any corporation at the request of the Registrant, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

The Registrant has approved a form of indemnification agreement that provides for the indemnification of directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description

4.1	Fourth Amended and Restated Certificate of Incorporation of Wright Medical Group, Inc. (incorporated by reference to Exhibit 3.1 of Wright Medical Group, Inc.’s registration statement on Form S-1, as amended, filed on June 14, 2001), as amended by Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Wright Medical Group, Inc. (incorporated by reference to Exhibit 4.1 of Wright Medical Group, Inc.’s registration statement on Form S-8, filed on May 14, 2004).

4.2	Second Amended and Restated By-laws of Wright Medical Group, Inc. (incorporated by reference to Exhibit 3.2 of Wright Medical Group, Inc.’s current report on Form 8-K filed on February 19, 2008).

4.3	BioMimetic Therapeutic, Inc.’s 2001 Long-Term Stock Incentive Plan, as amended.

4.4	BioMimetic Therapeutic, Inc.’s 2012 Equity Incentive Plan, as amended.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Tennessee, on the 30th day of May, 2013.

WRIGHT MEDICAL GROUP, INC.

By:	/s/ Robert J. Palmisano
Robert J. Palmisano
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Lightman and Lance A. Berry, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Wright Medical Group, Inc., and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT J. PALMISANO	President and Chief Executive Officer (Principal Executive Officer) and Director	May 30, 2013
Robert J. Palmisano

/s/ LANCE A. BERRY	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 30, 2013
Lance A. Berry

/s/ JULIE B. ANDREWS	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	May 30, 2013
Julie B. Andrews

/s/ DAVID D. STEVENS	Chairman of the Board	May 29, 2013
David D. Stevens

/s/ GARY D. BLACKFORD	Director	May 31, 2013
Gary D. Blackford

II-1

Signature	Title	Date

/s/ MARTIN J. EMERSON	Director	May 30, 2013
Martin J. Emerson

/s/ LAWRENCE W. HAMILTON	Director	May 31, 2013
Lawrence W. Hamilton

/s/ RONALD K. LABRUM	Director	May 29, 2013
Ronald K. Labrum

/s/ JOHN L. MICLOT	Director	May 29, 2013
John L. Miclot

/s/ AMY S. PAUL	Director	May 28, 2013
Amy S. Paul

/s/ ROBERT J. QUILLINAN	Director	May 30, 2013
Robert J. Quillinan

/s/ DOUGLAS G. WATSON	Director	May 28, 2013
Douglas G. Watson

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

4.1	Fourth Amended and Restated Certificate of Incorporation of Wright Medical Group, Inc. (incorporated by reference to Exhibit 3.1 of Wright Medical Group, Inc.’s registration statement on Form S-1, as amended, filed on June 14, 2001), as amended by Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Wright Medical Group, Inc. (incorporated by reference to Exhibit 4.1 of Wright Medical Group, Inc.’s registration statement on Form S-8, filed on May 14, 2004).

4.2	Second Amended and Restated By-laws of Wright Medical Group, Inc. (incorporated by reference to Exhibit 3.2 of Wright Medical Group, Inc.’s current report on Form 8-K filed on February 19, 2008).

4.3	BioMimetic Therapeutic, Inc.’s 2001 Long-Term Stock Incentive Plan, as amended.

4.4	BioMimetic Therapeutic, Inc.’s 2012 Equity Incentive Plan, as amended.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).